EXHIBIT 5


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                       SHUMAKER WILLIAMS, P.C. LETTERHEAD


                                  May 11, 1999


John E. Stefan                                       Board of Directors
President and CEO                                    NORTHEAST BANCORP, INC.
STERLING FINANCIAL CORPORATION                       14 S. Main Street
North Pointe Banking Center                          North East, Maryland 21901
101 North Pointe, Boulevard
Lancaster, Pennsylvania  17602


     Re: Sterling Financial Corporation / Northeast Bancorp, Inc.
         Our File No.: 98-878

Gentlemen:

     In connection with the proposed offering of up to 677,624 shares of common stock, par value $5.00 per share (the "Common Stock"), by Sterling Financial Corporation (the "Company"), covered by the Company's Registration Commission under the Securities Act of 1933, as amended, with respect to the Common Stock, we, as special counsel to the Company, have reviewed:

     1.   Articles of Incorporation of the Company;

     2.   The Bylaws of the Company;

     3 Resolutions adopted by the Board of Directors of the Company relating to the Registration Statement, certified by the Secretary of the Company;

     4. The Agreement and Plan of Reorganization, dated as of February 10,1999, by and among, the Company, Sterling Financial Interim Acquisition Corporation, Northeast Bancorp, Inc., and The First National Bank of North East

     5.   The Registration Statement; and

     6.   Copies of the certificates representing shares of the Common Stock.


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     Based on our review of the foregoing, it is our opinion that:

     a. The Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of the Commonwealth; and

     b. The Common Stock covered by the Registration Statement has been duly authorized and, when issued pursuant to the terms described in the Registration Statement and the Agreement, will be legally issued by the Company and fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us in the related Proxy Statement/Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,



                                            SHUMAKER WILLIAMS, P.C.
                                            /s/ Shumaker Williams, P.C.